June 30, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

          Re:  Quixote Corporation, Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of Quixote Corporation (the "Company"), following via EDGAR transmission is a Registration Statement on Form S-8 complete with exhibits. The required registration fee of $1,324.65 has been paid by the Company by wire transfer.

     The Registration Statement covers a proposed offering of up to 387,000 additional shares of the Company's Common Stock, par value $.01-2/3 per share, issuable under the Company's 1993 Long Term Stock Ownership Incentive Plan, as amended, and 1991 Directors Stock Option Plan, as amended, both of which were approved by the stockholders in November, 1998, a Stock Award Agreement dated November 18, 1998 between Quixote Corporation and Douglas A. Bernard, and a Stock Award Agreement dated February 18, 1999 between Quixote Corporation and Philip Bigley.

     It is our understanding that this Registration Statement will become effective automatically on filing pursuant to Rule 462 of the Commission.

     Should the Staff have any comments or questions or desire any additional information, please telephone the undersigned at (312) 467-6755.


                                          Sincerely yours,



                                          /s/ Joan R. Riley
                                          Joan R. Riley
                                          General Counsel

AHS:cp
cc:  Anne Hamblin Schiave

As filed with the Securities and Exchange Commission on June 30, 1999

                  Registration Statement No.
                                            ------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUIXOTE CORPORATION
              (Exact name of issuer as specified in its charter)

        Delaware                                           36-2675371
  (State of Incorporation)                              (I.R.S. Employer
                                                        Identification No.)


   One East Wacker Drive, Chicago, Illinois                        60601
   (Address of Principal Executive Offices)                     (Zip Code)


      QUIXOTE CORPORATION 1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
             QUIXOTE CORPORATION 1991 DIRECTOR STOCK OPTION PLAN
                       (Full title of the plan)


                              Joan R. Riley
                       Secretary and General Counsel
                          Quixote Corporation
                         One East Wacker Drive
                        Chicago, Illinois 60601
                 (Name and address of agent for service)

                             (312) 467-6755
          (Telephone number, including area code, of agent for service)



                     Calculation of Registration Fee

------------------------------------------------------------------------------


       Title                       Proposed     Proposed
        Of                         Maximum      Maximum         Amount
     Securities      Amount        Offering     Aggregate       of
       to be         Being         Price Per    Offering        Registration
     Registered      Registered    Share (1)    Price (1)       Fee
    ------------     ----------    ----------   -------------   ------------

    Common Stock     387,000       $ 12.3125    $4,764,937.50   $ 1,324.65
    $.01-2/3 Par     Shares





 (1) Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ National Market System on June 28, 1999.

        Incorporation of Previously Filed Registration Statement
       ------------------------------------------------------------

As provided by General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, File No. 33-74488 and File No. 333-62933 are incorporated by reference into this Registration Statement.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS

4(a). Quixote Corporation 1991 Directors Stock Option Plan, as amended, incorporated by reference from the Registrant's Report on Form 10-K for the year ended June 30, 1998, filed as Exhibit 10(c) thereto.

4(b). Quixote Corporation 1993 Long-Term Incentive Stock Plan, as amended,incorporated by reference from the Registrant's Report on Form 10-K for the year ended June 30, 1998, filed as Exhibit 10(c) thereto.


4(c). Stock Award Agreement dated November 18, 1998 between Quixote Corporation and Douglas A. Bernard.


4(d). Stock Award Agreement dated February 18, 1999 between Quixote Corporation and Philip Bigley.

5.        Opinion of Counsel

23.1      Consent of PricewaterhouseCoopers, LLP

23.2*     Consent of Joan R. Riley, Esq.

24        Powers of Attorney


          *Not filed; incorporated in Exhibit 5

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 21st day of June, 1999.


                                         QUIXOTE CORPORATION



                                         By:/s/ Philip E. Rollhaus, Jr.

                                         Its:  Chairman and Chief Executive
                                               Officer



                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                     Date
-----------------------        -----------------------      ---------------
/s/ Philip E. Rollhaus, Jr.    Chairman and Chief           June 21, 1999
  ------------------------     Executive Officer,
  Philip E. Rollhaus, Jr.      Director (Principal
                               Executive Officer)

/s/Daniel P. Gorey             Vice President, Finance      June 21, 1999
------------------------       and Treasurer (Principal
Daniel P. Gorey                Financial and Accounting
                               Officer)


/s/ James H. DeVries           Director                     June 21, 1999
------------------------
James H. DeVries



/s/ William G. Fowler          Director                     June 21, 1999
------------------------
William G. Fowler

/s/ Leslie J. Jezuit           President and Director       June 21, 1999
------------------------
Leslie J. Jezuit


/s/ Lawrence C. McQuade        Director                     June 21, 1999
------------------------
Lawrence C. McQuade


/s/ Robert D. van Roijen, Jr.  Director                     June 21, 1999
----------------------------
Robert D. van Roijen, Jr.

                               EXHIBIT INDEX

Exhibit No.            Exhibit
---------------        ------------------------------------

4(c). Stock Award Agreement Dated November 18, 1998 between Quixote Corporation and Douglas A. Bernard.

4(d). Stock Award Agreement Dated February 18, 1999 between Quixote Corporation and Philip Bigley.

5.                     Opinion of Counsel

23.1                   Consent of PricewaterhouseCoopers, LLP

24.                    Powers of Attorney